Exhibit 10.47

AMENDMENT No. 1 TO

WARNER MUSIC GROUP CORP. 2005 OMNIBUS AWARD PLAN

The Warner Music Group Corp. 2005 Omnibus Award Plan. (the “Plan”), is hereby amended as follows:

1. The last sentence of Section 8 (c). is amended in its entirety to read as follows:

“The Company shall pay such excess in cash or in shares of Stock valued at Fair Market Value. “

2. Continuing Effect of Plan. Except as expressly modified hereby, the provisions of the Plan are and shall remain in full force and effect.

IN WITNESS HEREOF, the undersigned have acknowledged and executed this amendment to the Plan as of the date set forth above.

WARNER MUSIC GROUP CORP.

By:	/s/ David H. Johnson
Name:	David H. Johnson
Title:	EVP and General Counsel